EXHIBIT 3.1



             RESTATED AND AMENDED CERTIFICATE OF
                      INCORPORATION OF
             AMC ENTERTAINMENT INC. (as amended)

  (RESTATED FOR FILING PURPOSES IN ACCORDANCE WITH RULE 102
                   (c) OF REGULATION S-T)


    AMC Entertainment Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify:

          I.The corporation has issued and received payment for its stock.

       II. The name of the corporation is AMC Entertainment Inc., which is the name under which the corporation was originally incorporated. The corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on June 13, 1983.

       III.This Restated and Amended Certificate of Incorporation was duly adopted by the corporation's board of directors and stockholders in accordance with Section 242 and Section 245 of the Delaware General Corporation Law. Written consent to the adoption hereof was given in accordance with
       Section 228 of the Delaware General Corporation Law. Written notice of the action so taken in accordance with Section 228 of the Delaware General Corporation Law has been provided to all stockholders who did not consent to the adoption hereof.

       IV. The corporation's certificate of incorporation is hereby amended and restated as follows:

         FIRST:   The  name  of  the  corporation   is   AMC
Entertainment Inc.

        SECOND: The registered office of the corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

       FOURTH: (a) The aggregate number of shares of capital stock that the corporation shall have authority to issue is 85,000,000 shares, consisting of 45,000,000 shares of Common Stock, par value 66 2/3 CENTS per share (the "Common Stock"), 30,000,000 shares of Class B Stock, par value 66 2/3 CENTS per share (the "Class B Stock"), and 10,000,000 shares of Preferred Stock, par value 66 2/3 CENTS per share (the "Preferred Stock").

  (b) The board of directors is authorized to establish by resolution or resolutions one or more series of the Preferred Stock, the number of shares of each series, and the powers, preferences, rights, qualifications, limitations and restrictions of each series of the Preferred Stock.

   (c) The powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock and the Class B Stock are set forth below:

                 (i)  DIVIDENDS. The holders of Common Stock
            and the holders of Class B Stock shall receive, pro rata per share, such cash dividends, out of funds legally available therefor, as from time to time may be declared thereon by the board of directors.

                 (ii)       STOCK DIVIDENDS, ETC.  No  stock
            dividend, stock split, subscription right, combination, subdivision or exchange may be paid or issued to holders of Common Stock or the holders of Class B Stock except in shares of (or a right to subscribe to shares of) the same class, and only if such action is taken at the same time with respect to the other class so that the number of shares of Common Stock and Class B Stock outstanding (or subject to a subscription right) is increased or decreased in like proportion. The corporation may not merge or consolidate unless the terms and conditions of the merger or consolidation shall provide that all holders of Common Stock then outstanding and all holders of Class B Stock then outstanding receive, pro rata per share, consideration therein of equal value.

                           (iii)     LIQUIDATION. Subject to
            such preferences and rights on liquidation as may be granted by the board of directors in resolutions establishing one or more series of Preferred Stock, in the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of shares of Common Stock then outstanding and the holders of Class B Stock then outstanding shall receive, pro rata per share, any remaining assets of the corporation available for distribution to its stockholders.

                           (iv)     CONVERSION.

                             (A)      OPTIONAL   CONVERSION.
                 Subject  to  and upon compliance  with  the
                 terms  and  provisions  of  this  paragraph
                 (c)(iv)(A)  of Article Fourth, each  holder
                 of  Class B Stock shall be entitled at  any
                 time  and from time to time to convert  all
                 or  any portion of such holder's shares  of
                 Class  B  Stock  into the  same  number  of
                 shares of Common Stock. Each conversion  of
                 shares  of  Class B Stock  into  shares  of
                 Common  Stock  shall  be  effected  by  the
                 surrender    of    the    certificate    or
                 certificates representing the shares to  be
                 converted  at the principal office  of  the
                 Corporation  at  any  time  during   normal
                 business  hours, together  with  a  written
                 notice   by  the  holder  of  such  shares,
                 stating   that  such  holder   desires   to
                 convert such shares, or a stated number  of
                 such    shares,   represented    by    such
                 surrendered   certificate  or  certificates
                 into  shares of Common Stock, and the  name
                 or     names    (with    addresses)     and
                 denominations  in which the certificate  or
                 certificates  for shares to  be  issued  in
                 such  conversion  shall be issued  together
                 with  instructions  for  delivery  thereof.
                 Promptly  after  such  surrender  and   the
                 receipt   of   such  written  notice,   the
                 corporation  will  issue  and  deliver   in
                 accordance with such instructions  (1)  the
                 certificate or certificates for the  shares
                 of   Common   Stock  issuable   upon   such
                 conversion,    and   (2)   a    certificate
                 representing the number of shares of  Class
                 B   Stock  which  were  evidenced  by   the
                 certificate or certificates surrendered  to
                 the  corporation  in connection  with  such
                 conversion  but  which were not  converted.
                 Any  such  conversion shall  be  deemed  to
                 have  been  effected as  of  the  close  of
                 business   on  the  date  on   which   such
                 certificate  or  certificates  shall   have
                 been  surrendered  and  such  notice  shall
                 have been received by the corporation,  and
                 at  such  time  the rights of  such  holder
                 with  respect to the converted shares shall
                 cease  and the person or persons  in  whose
                 name   or   names   the   certificate    or
                 certificates  for shares issued  upon  such
                 conversion  are  to  be  issued  shall   be
                 deemed   to  have  become  the  holder   or
                 holders of the shares represented thereby.

                           (B)   AUTOMATIC  CONVERSION.  The
                 holders  of Class B Stock shall be entitled
                 to   vote   at   any  annual   meeting   of
                 stockholders   or  at  a  special   meeting
                 called  for  such  purpose  or  to  consent
                 thereto  in  writing  with  respect  to   a
                 resolution  providing  that  a   pro   rata
                 percentage  of shares of Class B  Stock  of
                 each   holder  of  record,  as   shall   be
                 specified in such resolution, shall be automatically converted into and for all purposes shall be deemed to be the same number of shares of Common Stock. Upon approval of such resolution by a majority of the outstanding shares of Class B Stock or the receipt by the corporation of a consent thereto signed by at least such a majority, the rights of each holder to such percentage of shares of Class B Stock shall cease automatically, and the holders thereof shall be entitled to all rights attendant to holders of such shares of Common Stock.

                           (C)   NO CONVERSION CHARGES.  Any
                 issuance  of  certificates  for  shares  of
                 Common   Stock  upon  conversion   (whether
                 optional  or automatic) of shares of  Class
                 B  Stock  shall be made without  charge  to
                 the   holders  of  such  shares   for   any
                 issuance  tax in respect thereof  or  other
                 cost   incurred   by  the  corporation   in
                 connection  with  such conversion  and  the
                 related   issuance  of  shares  of   Common
                 Stock.

                           (D)  AVAILABLE COMMON STOCK.  The
                 corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of outstanding shares of Class B Stock, such number of shares of Common Stock as shall then be issuable upon a conversion of all of the outstanding shares of Class B Stock. The shares of Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

                (v)  VOTING.

                           (A)  GENERAL. Except as otherwise
                 provided  (1)  by  this section  (c)(v)  of
                 Article   Fourth,  (2)  by  the  board   of
                 directors  in resolutions establishing  one
                 or  more series of Preferred Stock, or  (3)
                 by law, the right to vote on all matters to be voted upon by the stockholders of the corporation is vested in the holders of the outstanding shares of Common Stock and Class B Stock, voting together as if a single class, with each outstanding share of Common Stock having one vote per share for such purposes and each outstanding share of Class B Stock having ten votes per share for such purposes.

                            (B)   VOTE  REGARDING  AUTOMATIC
                 CONVERSION.  The holders  of  the  Class  B
                 Stock,  having one vote per share for  such
                 purpose, shall have the exclusive right  to
                 vote   with   respect   to   an   automatic
                 conversion  of  Class B Stock  pursuant  to
                 paragraph  (c)(iv)(B)  of  Article   Fourth
                 hereof.

                           *  (C)     ELECTION OF DIRECTORS.
                 The right to vote on the election of directors of the corporation is subject to the following terms and conditions:

                                (1)   So long as any  shares
                 of  Class B Stock shall be outstanding (and
                 not  converted into shares of Common  Stock
                 pursuant  to  section  (c)(iv)  of  Article
                 Fourth  hereof),  at  any  time  that   the
                 holders of any class of securities  of  the
                 Corporation generally having the  right  to
                 vote  in  the  election of directors  shall
                 take   any   action  for  the  purpose   of
                 electing  directors, whether at  an  annual
                 or   special  meeting  of  stockholders  or
                 otherwise,  the holders of  the  shares  of
                 Class  B  Stock  then  outstanding,  voting
                 separately  as  a single class,  with  each
                 outstanding  share of Class B Stock  having
                 one  vote per share for such purpose, shall
                 have  the  exclusive right  to  elect  such
                 number  of directors as shall equal 75%  of
                 the  members  of the board of directors  to
                 be  elected by holders of shares  generally
                 having  the  right to vote in the  election
                 of  directors; provided, however,  that  if
                 such   number  of  directors  is   not   an
                 integral  multiple of four, the holders  of
                 Class  B  Stock  shall have  the  exclusive
                 right to elect such number of directors  as
                 shall  equal 75% of the board of  directors
                 to   be   elected  by  holders  of   shares
                 generally having the right to vote  in  the
                 election of directors with any fraction  of
                 one-half  or more rounded up and  with  any
                 fraction  of less than one-half eliminated;
                 and,  provided  further, however,  that  so
                 long  as shares of Common Stock are  listed
                 on  either The American Stock Exchange, The
                 New  York  Stock Exchange or  The  National
                 Association    of    Securities     Dealers
                 Automated Quotation National Market  System
                 or   any   similar  system   of   automated
                 dissemination  of quotations of  securities
                 prices   in  the  United  States  (each   a
                 "National Market") any such fraction  shall
                 be  eliminated.   Notwithstanding  anything
                 herein  to the contrary, in the event  that
                 the  total  number  of shares  of  Class  B
                 Stock outstanding is less than 12 1/2% of the total number of shares of Class B Stock and Common Stock outstanding, then, so long as shares of Common Stock are listed on  a  National Market, the right to  elect
                 the  said 75% of the board of directors  to
                 be  elected by holders of shares  generally
                 having  the  right to vote in the  election
                 of   directors  shall  be  vested  in   the
                 holders   of  the  outstanding  shares   of
                 Common  Stock  and Class  B  Stock,  voting
                 together  as if a single class,  with  each
                 outstanding  share of Common  Stock  having
                 one  vote  per share for such  purpose  and
                 each  outstanding share of  Class  B  Stock
                 having   ten  votes  per  share  for   such
                 purpose.

                                 (2)   At any time that  the
                 holders of any class of securities  of  the
                 Corporation generally having the  right  to
                 vote  in  the  election of directors  shall
                 take   any   action  for  the  purpose   of
                 electing  directors,  the  holders  of  the
                 shares  of  Common Stock then  outstanding,
                 voting  separately as a single class,  with
                 each  outstanding  share  of  Common  Stock
                 having   one  vote  per  share   for   such
                 purpose, shall have the exclusive right  to
                 elect  such  number of directors  as  shall
                 equal  25% of the members of the  board  of
                 directors  to  be  elected  by  holders  of
                 shares  generally having the right to  vote
                 in  the  election  of directors;  provided,
                 however,  that if such number of  directors
                 is  not  an integral multiple of four,  the
                 holders  of  Common Stock  shall  have  the
                 exclusive  right to elect  such  number  of
                 directors  as shall equal 25% of the  board
                 of  directors to be elected by  holders  of
                 shares  generally having the right to  vote
                 in  the  election  of  directors  with  any
                 fraction  of more than one-half rounded  up
                 and  with any fraction of one-half or  less
                 eliminated; and provided further,  however,
                 that so long as shares of Common Stock  are
                 listed  on  a  National  Market  any   such
                 fraction shall be rounded up.



     * This provision was adopted by the Board of Directors on October 20, 1997, and approved by the shareholders on December 2, 1997.

                           (D)    REMOVAL OF DIRECTORS.  Any
                 director  elected pursuant to this  section
                 (c)(v)  of  Article Fourth may  be  removed
                 either for or without cause at any time  by
                 the  affirmative vote of the holders  of  a
                 majority  of all of the outstanding  shares
                 of  the  class of stock which elected  such
                 director,   at   a   special   meeting   of
                 stockholders  called for such purpose,  and
                 any vacancy created by such removal may  be
                 filled,  at  such special meeting,  by  the
                 affirmative  vote  of  the  holders  of   a
                 majority  of all of the outstanding  shares
                 entitled   to   vote   on   such   removal;
                 PROVIDED,  HOWEVER, that if  such  director
                 was   elected   by  the  holders   of   the
                 outstanding shares of Class B Stock and  at
                 or  prior to the time such special  meeting
                 is  held  no shares of Class B Stock  shall
                 be    outstanding  (whether  due   to   any
                 conversion  pursuant to section (c)(iv)  of
                 Article    Fourth   or   otherwise),    the
                 affirmative  vote  of  the  holders  of   a
                 majority  of all of the outstanding  shares
                 of  Common Stock shall be required for  any
                 such   removal  and  the  filling  of   any
                 vacancy created by such removal.

                           (E)   VACANCIES. If prior to  the
                 end of the term of any director elected  by
                 the  holders  of Common Stock  or  Class  B
                 Stock  pursuant to this section  (c)(v)  of
                 Article  Fourth, such director shall  cease
                 to  be  a  director  by  reason  of  death,
                 resignation or disability, the  vacancy  so
                 created  shall be filled by the appointment
                 of  a  new director for the unexpired  term
                 of  such  former director by a majority  of
                 the  remaining  directors  elected  by  the
                 holders  of  the same class of stock  which
                 elected  such former director  or,  as  the
                 case   may   be,  by  the  sole   remaining
                 director  so  elected;  PROVIDED,  HOWEVER,
                 that  if  such former director was  elected
                 by  the  holders of the outstanding  shares
                 of  Class  B  Stock and at  the  time  such
                 vacancy  is  created no shares of  Class  B
                 Stock shall be outstanding (whether due  to
                 any  conversion pursuant to section (c)(iv)
                 of   Article  Fourth  or  otherwise),  such
                 vacancy  shall be filled by a  majority  of
                 all  the remaining directors elected by the
                 holders  of Common Stock and Class B  Stock
                 or,  as  the  case  may  be,  by  the  sole
                 remaining  director elected by the  holders
                 of  Common  Stock  and Class  B  Stock.  If
                 either  the holders of the shares of Common
                 Stock  or  the  holders of  the  shares  of
                 Class  B  Stock  shall fail to  elect  such
                 number  of directors as such holders  shall
                 have   the  right  to  elect  pursuant   to
                 section  (c)(v)(C) of Article  Fourth,  the
                 vacancy   or  vacancies  created  by   such
                 failure to elect may be filled at any  time
                 prior  to  the  end  of the  terms  of  the
                 directors  then in office by a majority  of
                 the  remaining  directors  elected  by  the
                 holders of each such class which so  failed
                 to  elect,  or as the case may be,  by  the
                 sole   remaining   director   so   elected;
                 PROVIDED, HOWEVER, that if such vacancy  or
                 vacancies  were created by failure  of  the
                 holders  of outstanding shares of  Class  B
                 Stock  so  to  elect and at the  time  such
                 vacancy  or vacancies are to be  filled  no
                 shares   of   Class  B   Stock   shall   be
                 outstanding (whether due to any  conversion
                 pursuant  to  section  (c)(iv)  of  Article
                 Fourth  or  otherwise),  such  vacancy   or
                 vacancies shall be filled by a majority of all of the remaining directors elected by the holders of Common Stock and Class B Stock or, as the case may be, by the sole remaining director elected by the holders of Common Stock and Class B Stock.

                            (F)      CERTAIN AMENDMENTS. The
                 holders   of  the  outstanding  shares   of
                 Common  Stock  or Class B  Stock  shall  be
                 entitled  to  vote separately  as  a  class
                 upon   any  proposed  amendment,  if   such
                 amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

      FIFTH:   The  business and affairs of the  corporation
shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

      SIXTH:   In furtherance and not in limitation  of  the
powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws of the corporation.

      SEVENTH: (a) Each person who was or is a party or is involuntarily made a party threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or representative or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article Seventh or otherwise.

  (b) If a claim under this Article Seventh is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

  (c) The rights conferred by this Article Seventh shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

 (d) The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, or representative against any such expense, liability or loss, whether or not the corporation would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.

     EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

      NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General
Corporation Law is amended to authorize the further elimination or limitation of the personal liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



      IN WITNESS WHEREOF, AMC Entertainment Inc. has caused this Restated and Amended Certificate of Incorporation to be signed this 17th day of February, 1994.



(Corporation Seal)    AMC ENTERTAINMENT INC.
                 By: /s/S. H. DURWOOD
                 Stanley H. Durwood
                 Chairman of the Board and
                 Chief Executive Officer
ATTEST:
                 By: /s/NANCY L. GALLAGHER
                 Nancy L. Gallagher
                 Secretary